Exhibit 3.6

                                     BYLAWS
                                       OF
                               HOMESMART.COM, INC
                                TABLE OF CONTENTS


      ARTICLE I - PRINCIPAL OFFICE.............................................1

      ARTICLE II - SHAREHOLDERS................................................1
                  Section 2.1     ANNUAL MEETING...............................1
                  Section 2.2     SPECIAL MEETINGS.............................1
                  Section 2.3     PLACE OF MEETINGS............................2
                  Section 2.4     NOTICE OF MEETING............................2
                  Section 2.5     FIXING OF RECORD DATE........................3
                  Section 2.6     VOTING LISTS.................................4
                  Section 2.7     QUORUM.......................................4
                  Section 2.8     MANNER OF ACTING.............................4
                  Section 2.9     PROXIES......................................5
                  Section 2.10    VOTING OF SHARES.............................6
                  Section 2.11    CORPORATION'S ACCEPTANCE OF VOTES............6
                  Section 2.12    INFORMAL ACTION BY SHAREHOLDERS..............7
                  Section 2.13    MEETINGS BY TELECOMMUNICATION................7

      ARTICLE III - BOARD OF DIRECTORS.........................................7
                  Section 3.1     GENERAL POWERS...............................7
                  Section 3.2     NUMBER, QUALIFICATIONS AND TENURE............8
                  Section 3.3     VACANCIES....................................8
                  Section 3.4     REGULAR MEETINGS.............................8
                  Section 3.5     SPECIAL MEETINGS.............................8
                  Section 3.6     NOTICE.......................................9
                  Section 3.7     QUORUM.......................................9
                  Section 3.8     MANNER OF ACTING.............................9
                  Section 3.9     COMPENSATION................................10
                  Section 3.10    COMMITTEES..................................10
                  Section 3.11    INFORMAL ACTION BY DIRECTORS................10
                  Section 3.12    MEETINGS BY TELECOMMUNICATION...............11
                  Section 3.13    RESIGNATION.................................11
                  Section 3.14    REMOVAL.....................................11
                  Section 3.15    PRESUMPTION OF ASSENT.......................11
                  Section 3.16    PERFORMANCE OF DUTIES.......................11

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      ARTICLE IV - OFFICERS...................................................12
                  Section 4.1     NUMBER......................................12
                  Section 4.2     APPOINTMENT AND TERM OF OFFICE..............12
                  Section 4.3     RESIGNATION AND REMOVAL.....................13
                  Section 4.4     VACANCIES...................................13
                  Section 4.5     PRESIDENT...................................13
                  Section 4.6     VICE PRESIDENTS.............................14
                  Section 4.7     SECRETARY...................................14
                  Section 4.8     TREASURER...................................15
                  Section 4.9     ASSISTANT SECRETARIES AND ASSISTANT
                                  TREASURERS..................................15
                  Section 4.10    BONDS.......................................15
                  Section 4.11    SALARIES....................................15

      ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS.......................16
                  Section 5.1      CONTRACTS..................................16
                  Section 5.2      LOANS......................................16
                  Section 5.3      CHECKS, DRAFTS, ETC........................16
                  Section 5.4      DEPOSITS...................................16

      ARTICLE VI - SHARES, CERTIFICATES FOR SHARES
                  AND TRANSFER OF SHARES......................................16
                  Section 6.1      REGULATION.................................16
                  Section 6.2      CERTIFICATES...............................16
                  Section 6.3      CONSIDERATION FOR SHARES...................17
                  Section 6.4      LOST, STOLEN OR DESTROYED CERTIFICATES.....17
                  Section 6.5      TRANSFER OF SHARES.........................17

      ARTICLE VII - DIVIDENDS.................................................17

     ARTICLE VIII - INDEMNIFICATION OF CERTAIN PERSONS........................18
                  Section 8.1      INDEMNIFICATION............................18
                  Section 8.2      RIGHT TO INDEMNIFICATION...................18
                  Section 8.3      EFFECT OF TERMINATION OF ACTION............18
                  Section 8.4      GROUPS AUTHORIZED TO MAKE
                                   INDEMNIFICATION DETERMINATION..............19
                  Section 8.5      COURT-ORDERED INDEMNIFICATION..............19
                  Section 8.6      ADVANCE OF EXPENSES........................19
                  Section 8.7      WITNESS EXPENSES...........................20
                  Section 8.8      REPORT TO SHAREHOLDER......................20

      ARTICLE IX - PROVISION OF INSURANCE.....................................20

      ARTICLE X - WAIVER OF NOTICE............................................21

      ARTICLE XI - AMENDMENTS.................................................21

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      ARTICLE XII - EXECUTIVE COMMITTEE.......................................21
                  Section 12.1    APPOINTMENT.................................21
                  Section 12.2    AUTHORITY...................................21
                  Section 12.3    TENURE AND QUALIFICATIONS...................21
                  Section 12.4    MEETINGS....................................21
                  Section 12.5    QUORUM......................................22
                  Section 12.6    INFORMAL ACTION BY EXECUTIVE
                                  COMMITTEE...................................22
                  Section 12.7    VACANCIES...................................23
                  Section 12.8    RESIGNATIONS AND REMOVAL....................23
                  Section 12.9    PROCEDURE...................................23

      ARTICLE XIII - MISCELLANEOUS............................................23
                  Section 13.1    SEAL........................................23
                  Section 13.2    FISCAL YEAR.................................23
                  Section 13.3    GENDER......................................23
                  Section 13.4    CONFLICTS...................................23
                  Section 13.5    DEFINITIONS.................................23

      CERTIFICATE.............................................................24

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                                     BYLAWS
                                       OF
                               HOMESMART.COM, INC


                          ARTICLE I - PRINCIPAL OFFICE

     The principal office of the Corporation in the State of Colorado shall be designated from time to time by the Corporation. The Corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by Colorado law to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II - SHAREHOLDERS

     Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 2nd Thursday of January, in each year, at the hour of 5:00 p.m., or at such other time on such other day as shall be fixed by the Board of Directors (or by the President in the absence of action by the Board of Directors) for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     A shareholder may apply to the district court in the county in Colorado where the Corporation's principal office is located or, if the Corporation has no principal office in Colorado, to the district court of the county in which the Corporation's registered office is located to an order that a shareholder meeting be held (i) if an annual meeting was not held within six (6) months after the close of the Corporation's most recently ended fiscal year or fifteen
(15) months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty (30) days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the Corporation pursuant to C.R.S.ss. 7-107-102(1)(b), or the special meeting was not held in accordance with the notice.

     Section 2.2 SPECIAL MEETINGS. Unless otherwise prescribed by Colorado law, special meetings of the shareholders may be called by the President or by the Board of Directors. The President shall call a special meeting of the

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shareholders if the Corporation receives one (1) or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. No business other than that specified in the notice of meeting shall be transacted at any special meeting of the shareholders.

     Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Colorado, as the place for such meeting. If no designation is made, or if a special meeting of the shareholders be otherwise called, the place of meeting shall be the principal office of the Corporation.

     Section 2.4 NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting shall be given not less than ten (10) nor more than fifty
(50) days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty (30) days' notice shall be given, or (ii) any other longer notice period is required by Colorado law. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the Articles of Incorporation of the Corporation, (ii) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which this Corporation controls, in each case with or without goodwill, (iv) a dissolution of the Corporation, or (v) any other purpose for which a statement of purpose is required by Colorado law. Notice shall be given personally, by first class or certified mail, private carrier, or facsimile by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears in the Corporation's current record of shareholders, with postage prepaid. If the notice is given personally or by private carrier, and provided that such notice is in a comprehensible form, the notice is given and effective on the date and time of actual delivery. If notice is given by facsimile, and provided that such notice is in a comprehensible form, the notice is given and effective on the date and six (6) hours after the time of transmission of such notice as evidenced by a confirmatory log or journal which shows the transmission was sent without error to the facsimile telephone number, if any, the Corporation maintains in its record of shareholders.

     If requested by the person or persons lawfully calling such a meeting, the Secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address

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of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address or facsimile telephone number, if any, as shown on the Corporation's books and records in the same manner in which the Corporation is required to give notice to shareholders.

     When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if a new record date is fixed for the adjourning meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     Section 2.5 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distribution or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the Board of Directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

     Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is

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first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

     Section 2.6 VOTING LISTS. The Secretary shall make, at the earlier of ten
(10) days before each meeting of shareholders or two (2) business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten (10) days prior to the meeting or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder or shareholder's agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders. Any shareholder, or shareholder's agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholders desires to inspect, (iv) the records are directly connected with the described purpose, and
(v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

     Section 2.7 QUORUM. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed one hundred twenty (120) days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

     Section 2.8 MANNER OF ACTING. If a quorum exists, action on a matter is approved if the votes cast within the voting group favoring the action exceed the votes by classes within the voting group opposing the action, unless the

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vote of a greater number or voting by classes is required by law, the Articles of Incorporation or an agreement to which the Corporation is a party.

     Section 2.9 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy by executing an appointment form or similar writing, either personally or by a shareholder's duly authorized attorney-in-fact. A shareholder may also appoint a proxy by facsimile or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and the shareholder voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the exercise of the proxy's authority under the appointment.

     The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) whether personally or by the shareholder's attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

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     Subject to Section 2.11 and any express limitation on the proxy's authority appearing on the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     Section 2.10 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited to or denied by the Articles of Incorporation as permitted by Colorado law.

     Cumulative voting shall not be permitted in the election of directors or for any other purpose. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each director to be elected as is equal to the number of shares owned by such shareholder. At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors.

     Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     Section 2.11 CORPORATION'S ACCEPTANCE OF VOTES. If the names signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. To the extent permitted by law, if the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

          (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; or

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          (ii) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 2.11.

     The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     Neither the Corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

     Section 2.12 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the Corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders any may be stated as such in any document. Action taken under this
Section 2.12 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes such shareholder's consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

     Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 2.12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

     Section 2.13 MEETINGS BY TELECOMMUNICATION. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                        ARTICLE III - BOARD OF DIRECTORS

     Section 3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be

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managed under the direction of its Board of Directors, except as otherwise provided under Colorado law or the Articles of Incorporation.

     Section 3.2 NUMBER, QUALIFICATIONS AND TENURE. The number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the shareholders but in no instance shall there be less than one (1) or that number otherwise required by law. A director shall be a natural person who is eighteen (18) years of age or older. A director need not be a resident of Colorado or a shareholder of the Corporation.

     Directors shall be elected at each annual meeting of shareholder. Each director shall hold office until the next annual meeting of shareholders following the director's election and thereafter until the director's successor shall have been elected and qualified. Directors shall be removed in the manner provided by Colorado law.

     There may be a Chairman of the Board, who has been elected from among the directors. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 3.3 VACANCIES. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of the director's predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

     Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or outside the State of Colorado, for the holding of additional regular meetings without other notice.

     Section 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any one (1) director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Colorado as the place for holding any special meeting of the Board of Directors called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the Board of Directors has so authorized.

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     Section 3.6 NOTICE. Notice of any special meeting of directors shall be given at least two (2) days prior to the meeting. Notice of any special meeting of the directors may be personally communicated or delivered or sent by certified or first class mail to each director, or notice may be transmitted by facsimile. If mailed, such notice shall be deemed to be given and effective on the earlier of (i) the date actually received; (ii) three (3) days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (iii) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If notice is personally communicated or delivered, the notice is given and effective on the date and time of actual communication or delivery. If notice is given by facsimile, such notice shall be deemed to be given and effective on the date and six (6) hours after the time of transmission as evidenced by a confirmatory log or journal which shows the transmission was sent without error to the facsimile telephone number, if any, the Corporation maintains in its record of directors. If a director has designated in writing one or more reasonable addresses or facsimile telephone numbers for delivery of notice to the director, notice sent by mail or facsimile shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile telephone numbers, as the case may be. A director my advise the Corporation in writing of any change in such director's mailing address or facsimile telephone number, if any, as shown on the Corporation's books and records in the same manner which the Corporation is required to give written notice to a director.

     A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless at the beginning of the meeting, or promptly upon the director's later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     Section 3.7 QUORUM. A majority of the number of directors fixed pursuant to
Section 3.2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

     Section 3.8 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper. Not inconsistent with law or these Bylaws.

     Section 3.9 COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: the director's expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the Corporation and the director may reasonable agree upon. No such payment shall preclude any director from serving the Corporation or in any other capacity and receiving compensation therefor.

     Section 3.10 COMMITTEES. By resolution adopted by a majority of all directors in office when the action is taken, the Board of Directors may designate from among its members one or more other committees other than the Executive Committee, and appoint one or more members of the Board of Directors to serve on them. The executive Committee, if formed, shall be appointed and shall function as provided in Article XII. To the extent provided in the resolution, each committee shall have all the authority of the Board of Directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by Colorado law to be approved by shareholders, (iii) fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Articles of Incorporation, (v) adopt, amend or repeal the Bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board of Directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or officer to do so within limits specifically prescribed by the Board of Directors. The committee shall then have full power within the limits set by the Board of Directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the Articles of Incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under Colorado law.

     Sections 3.4, 3.5, 3.6, 3.7, 3.8, and 3.11 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the Board of Directors, shall apply to committees and their members appointed under this Section 3.10.

     Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any members of the Board of Directors or a member of the committee in question with the member's responsibility to conform to the standard of care set forth in Article III, Section 3.16 of these Bylaws.

     Section 3.11 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 3.11 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked said director's consent by a writing signed by the director and received by the President or the Secretary of the Corporation.

     Section 3.12 MEETINGS BY TELECOMMUNICATION. The Board of Directors may permit any director (or any member of a committee designated by the Board) to participate in a regular or special meeting of the Board of Directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

     Section 3.13 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 3.14 REMOVAL. Any director of the Corporation may be removed in a manner provided by Colorado law and the Articles of Incorporation.

     Section 3.15 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of the meeting or the transaction of business at the meeting and does not therefor vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that said director's dissent or abstention as to any specific action taken be entered in the minutes of the meeting, of (iii) the director causes written notice of said director's dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the Board shall not be available to a director who voted in favor of such action.

     Section 3.16 PERFORMANCE OF DUTIES. A director of the Corporation shall perform the duties of a director, including without limitation the duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups designated in this
Section 3.16, but the director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs the duties of a director shall not have any liability to the Corporation as its shareholders for any action the director takes or omits to take as a director if, in connection with such action or omission, the director performs the director's duties in compliance with this Section 3.16.

     The designates persons or groups on whom a director is entitled to rely are as follows:

     A. one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     B. legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

     C. a committee of the Board of Directors upon which the director does not serve, duly designated in accordance with the provision of the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                              ARTICLE IV - OFFICERS

     Section 4.1 NUMBER. The officers of the Corporation shall be a President and such other officers designated in these Bylaws or by the Board of Directors. Each officer shall be a natural person eighteen (18) years of age or older. The Board of Directors or an officer or officers authorized by the Board of Directors may appoint such other officers, assistant officers, committees and agents, including a Chairman of the Board, Assistant Secretaries and Assistant Treasurers, as they may consider necessary. The Board of Directors or the officer or officers authorized by the Board shall from time to time determine the procedure for appointment of officers, their terms of office, their authority and duties and their compensation. One person may hold more than one office.

     Section 4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board of Directors at each annual meeting of the Board of Directors held after the annual meeting of the shareholders. If the appointment of officers is not made at such meeting, or if an officer or officers are to be appointed by another officer of the Corporation, such appointments shall be held as soon thereafter as practicable. Each officer shall hold office until a successor shall have been duly appointed and qualified or until death, resignation or removal in the manner hereinafter provided, whichever first occurs.

     Section 4.3 RESIGNATION AND REMOVAL. An officer may reign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

     Any officer or agent may be removed at any time with or without cause by the Board of Directors or an officer or officers authorized by the Board. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer of agent shall not in itself create contract rights.

     Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors or an officer or officers authorized by the Board, for the unexpired portion of the term.

     Section 4.5 PRESIDENT. The President shall have the following duties and powers in addition to those prescribed by the Board of Directors or by an officer authorized by the Board of Directors:

     A. to preside at all meetings of the Board of Directors and preside at all meetings of the shareholders;

     B. to present at each annual meeting of the shareholders and Directors a report of the condition of the business of the Corporation;

     C. to cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of Colorado law and of these Bylaws;

     D. to appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors;

     E. to sign and execute all contracts in the name of the Corporation and, if the Treasurer does not, to sign all notes, drafts, or other orders for the payment of money;

     F. to cause all books, reports, statements, and certificates to be properly kept and filed as required by law;

     G. to sign all certificates representing shares; and

     H. to enforce these Bylaws and perform all the duties incident to the office of the President and which are required by law, and, generally, to supervise and control the business and affairs of the Corporation.

     Section 4.6 VICE PRESIDENTS. If appointed by the Board of Directors, the Vice Presidents shall have the following duties and powers in addition to those prescribed by the Board of Directors, or an officer authorized by the Board of
Directors:

     A. there may be an Executive Vice President who shall assume the duties and have the powers of the President in case of the President's absence or refusal to act; and

     B. there may be one or more Vice Presidents and the Executive Vice President and any Vice Presidents appointed by the Board of Directors shall perform such duties and have such powers as may be assigned by the President or Board of Directors as are consistent with the office.

     Section 4.7 SECRETARY. If appointed by the Board of Directors, the Secretary shall have the following duties and powers in addition to those set by resolution of the Board of Directors:

     A. to keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books;

     B. to attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the Corporation;

     C. to be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required;

     D. to keep at the principal office of the Corporation a book of record containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their place of residence, the number of class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book of record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, the Secretary shall prepare and make available a current list of the officers and directors of the Corporation and their residence addresses;

     E. to attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary;

     F. to maintain the shareholders list of the company as required by Colorado law; and

     G. to perform all the duties incident to the office of the Secretary of the Corporation.

     Section 4.8 TREASURER. If appointed by the Board of Directors, the Treasurer shall have the following duties and powers in addition to those set by resolution of the Board of Directors:

     A. to have the care and custody of and be responsible for all the funds and securities of the Corporation in such banks or safe deposit companies as the Board of Directors may designate;

     B. to make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, if not done by the President when necessary, and pay out and dispose of such under the direction of the President or the Board of Directors;

     C. to keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours;

     D. to render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of the Treasurer, and to make a full financial report at the annual meeting of the shareholders;

     E. to further perform all duties incident to the office of Treasurer of the Corporation; and

     F. if required by the Board of Directors, to give such bond as it shall determine appropriate for the faithful performance of the duties of the Treasurer.

     Section 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREAURERS. The Assistant Secretaries, when authorized by the Board of Directors or by an officer or officers authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 4.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     Section 4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such a manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                  ARTICLE VI - SHARES, CERTIFICATES FOR SHARES
                             AND TRANSFER OF SHARES

     Section 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

     Section 6.2 CERTIFICATES. The Board of Directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the Corporation by one or more persons designated by the Board of Directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if still an officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with Colorado law as shall be prescribed by the Board of Directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertified shares by applicable law.

     Section 6.3 CONSIDERATION FOR SHARES. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or the benefit to the Corporation, including cash, promissory notes, services performed or other securities of the Corporation. Future services shall not constitute payment or partial payment for shares of the Corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 6.3, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

     Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In case of the alleged loss, theft, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the Board of Directors may prescribe. The Board of Directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     Section 6.5 TRANSFER OF SHARES. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principle office or by the person and the place designated by the Board of Directors.

     Except as otherwise expressly provided in Article II, Section 2.11, and except for the assertion of dissenters' rights to the extent provided by Colorado law, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

                             ARTICLE VII - DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner upon the terms and conditions provided by law and its Articles of Incorporation

                ARTICLE VIII - INDEMNIFICATION OF CERTAIN PERSONS

     Section 8.1 INDEMNIFICATION. For the purpose of Article VIII, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit on nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorney's fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by the Proper Person in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 8.4 of this Article that such person conducted theirself in good faith and that such person reasonably believed (i) in the case of conduct in such person's official capacity with the Corporation, that such person's conduct was in the Corporation's best interest, or (ii) in all other cases (except criminal cases), that such person's conduct was at least not opposed to the Corporation's best interests, or (iii) in the case of any criminal proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. A Proper Person will be deemed to be acting in the Proper Person's official capacity while acting as director, officer, employee or agent on behalf of this Corporation and not while acting on this Corporation's behalf for some other entity.

     No indemnification shall be made under this Article VIII to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which the Proper Person was adjudged liable on the basis of deriving an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

     Section 8.2 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which the Proper Person was entitled to indemnification under Section 8.1 of this Article VIII against expenses (including attorneys' fees) reasonably incurred by such Proper Person in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

     Section 8.3 EFFECT OF TERMINATION OF ACTION. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 8.1 of this Article VIII. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 8.2 of this Article VIII.

     Section 8.4 GROUPS AUTHORIZED TO MAKE INDEMNIFICATION DETERMINATION. Except where there is a right to indemnification as set forth in Section 8.1 or 8.2 of this Article or where indemnification is ordered by a court in Section 8.5, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because the Proper Person has met the applicable standards of conduct set forth in Section 8.1 of this Article. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors designated by the Board, which committee shall consist of two (2) or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum of the Board of Directors is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this Section 8.4 or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board (including directors who are parties to the action) or (ii) a vote of the shareholders.

     Section 8.5 COURT-ORDERED INDEMNIFICATION. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 8.2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Proper Person met the standards of conduct set forth in Section 8.1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Section 8.6 ADVANCE OF EXPENSES. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in
Section 8.1 may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that the standards of conduct prescribed by Section 8.1 of this Article VIII were met, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that the Proper Person did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and
(iii) a determination is made by the proper group (as described in Section 8.4 of this Article VIII) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 8.4 of this Article VIII.

     Section 8.7 WITNESS EXPENSES. The Sections of this Article VIII do not limit the Corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

     Section 8.8 REPORT TO SHAREHOLDERS. Any indemnification of or advance of expenses to a director in accordance with this Article VIII, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at of before the time the first shareholder signs a writing consenting to such action.

                       ARTICLE IX - PROVISION OF INSURANCE

     By action of the Board of Directors, notwithstanding and interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, such person in that capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Article VIII or applicable law. Any such insurance may be procured from any insurance company designated by the Board of Directors of the Corporation, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.

                          ARTICLE X - WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of Colorado law, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

     Except as otherwise provided in this Article XI or as prohibited by applicable Colorado law, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present, or by the affirmative vote of a majority of the shareholders. Sections 2.8, 2.10 and
3.2 of these Bylaws may only be altered, amended or repealed by the affirmative vote of a majority of these shareholders.

                        ARTICLE XII - EXECUTIVE COMMITTEE

     Section 12.1 APPOINTMENT. The Board of Directors, by resolution adopted by a majority of all the directors in office when the action is taken, may designate three (3) or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     Section 12.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of
Directors: (i) to amend the Articles of Incorporation, (ii) to authorize distributions, (iii) to adopt a plan of merger not requiring shareholder approval, (iv) to recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, (v) to recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (vi) to amend the Bylaws of the Corporation, or (vii) to do any other act prohibited by applicable law.

     Section 12.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following such member's designation and until such member's successor is designated as a member of the Executive Committee and is elected and qualified.

     Section 12.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution.

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     Special meetings of the Executive Committee may be called by any member of the Executive Committee. Notice of any special meeting of the Executive Committee shall be given at least two (2) days prior to the meeting. Notice of any special meeting of the Executive Committee may be personally communicated, or delivered or sent by certified or first class mail to each member of the Executive Committee or notice may be transmitted by facsimile. If mailed, such notice shall be deemed to be given and effective on the earlier of (i) the date actually received; (ii) three (3) days after such notice is deposited in the United States mail, properly addressed, with postage prepaid; or (iii) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If notice is personally communicated or delivered, the notice is given and effective on the date and time of actual communication or delivery. If notice is given by facsimile, such notice shall be deemed to be given and effective on the date and six (6) hours after the time of transmission as evidenced by a confirmatory log or journal which shows the transmission was sent without error to the facsimile telephone number, if any, the Corporation maintains in its record of Executive Committee members. If an Executive Committee member has designated in writing one or more reasonable addresses or facsimile telephone numbers for delivery of notice thereto, notice sent by mail or facsimile shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be. A member of the Executive Committee may advise the Corporation in writing of any change in such member's mailing address or facsimile telephone number, if any, as shown on the Corporation's books and records in the same manner in which the Corporation is required to give written notice to a member of the Executive Committee.

     Any member of the Executive Committee may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such Committee member. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, a Committee member's attendance at or participation in a meeting waives any required notice to such Committee member of the meeting unless at the beginning of the meeting, or promptly upon such Committee member's later arrival, the Committee member objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Executive Committee needs be specified in the notice or waiver of notice of such meeting.

     Section 12.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if done in accordance with the provisions of applicable law,

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and a consent in writing, setting forth the action so taken, shall be signed by all of the Executive Committee members entitled to vote with respect to the subject matter thereof.

     Section 12.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 12.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 12.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                          ARTICLE XIII - MISCELLANEOUS

     Section 13.1 SEAL. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words, "Seal, Colorado."

     Section 13.2 FISCAL YEAR. The fiscal year of the Corporation shall be as established by the Board of Directors.

     Section 13.3 GENDER. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

     Section 13.4 CONFLICTS. In the event of any irreconcilable conflict between these Bylaws and either the Corporation's Articles of Incorporation or applicable law, the latter shall control.

     Section 13.5 DEFINITIONS. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as provided by the Colorado law.

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                                  CERTIFICATE

     I hereby certify that the foregoing Bylaws, consisting of twenty-four (24) pages, including this page, constitute the Bylaws of HomeSmart.com, Inc adopted by the Board of Directors of the Corporation on the 3rd day of June, 1999, to be effective the 3rd day of June, 1999.

                                            /s/  A. L. Hamilton
                                            -------------------------------
                                            A.L. Hamilton, Secretary